THIS MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING (this "Security Instrument") is made as of September 30, 1997, by JACKSONVILLE HOLDINGS, INC., a Florida corporation, having an address at One Imeson Boulevard, Building #100, Jacksonville, Florida 32218 ("Borrower"), to LOVE FUNDING CORPORATION, a Virginia corporation, having an address at 1220 19th Street, N.W., Suite 502, Washington, DC 20036 ("Lender").

	W I T N E S S E T H:

	WHEREAS, Borrower has requested that Lender make a loan to Borrower in the aggregate principal amount of THIRTEEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($13,500,000) (the "Loan"); and

	WHEREAS, Lender has agreed to make the Loan to Borrower upon, and subject to, the terms and conditions set forth herein and in the other Loan Documents
(as hereinafter defined);

	WHEREAS, concurrently herewith, Borrower has delivered to Lender its Promissory Note of even date herewith in the amount of the Loan (as the same may hereafter from time to time be modified, amended, replaced, restated, supplemented, renewed, or extended, and any note(s) issued in exchange therefor or in substitution thereof, collectively, the "Note") in evidence of the Loan, with interest from the date hereof at the rates set forth in the Note, such interest and the principal amount thereof to be payable in accordance with the terms and conditions provided in the Note;

	WHEREAS, the Note is due and payable on the first day of October, 2002 if not sooner in accordance with the terms and conditions thereof;

 	WHEREAS, Borrower desires to secure the payment of the Debt (as hereinafter defined) and the performance of all of the Obligations (as hereinafter defined).

	NOW THEREFORE, in consideration of the making of the Loan and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Borrower hereby agrees, covenants, represents and warrants with and to Lender as follows:


1  - GRANTS OF SECURITY

1.1 	PROPERTY MORTGAGED.  Borrower does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Lender, and grant a security interest to Lender in, with power of sale, all of Borrower's right, title and interest in and to the following property, rights, interests and estates now owned or hereafter acquired by Borrower, whether now existing or hereafter created (collectively, the "Property"):

(a) 	Land.  The real property described in Exhibit A attached
hereto and made a part hereof (the "Land");

(b) 	Additional Land.  All additional lands, estates and
development rights hereafter acquired by Borrower for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

(c) 	Improvements.  All buildings, structures, fixtures,
additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the "Improvements");

(d) 	Easements.  All easements, rights-of-way or use, rights,
strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land or the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land to the center line thereof, and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(e) 	Fixtures and Personal Property.  All machinery, equipment,
fixtures (including, without limitation, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land or the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Land or the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land or the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land or the Improvements (collectively, the "Personal Property"), and all proceeds and products of the above;

(f) 	Leases and Rents.  All leases and other agreements
affecting the use, enjoyment or occupancy of all or any portion of the Land or the Improvements heretofore or hereafter entered into (the "Leases"), whether before or after the filing by or against Borrower of any petition for relief under 11 U.S.C. Sec. 101 et seq., as the same may be amended from time to time or any successor statute thereto (the "Bankruptcy Code"), and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including, without limitation, cash or other collateral deposited to secure the performance by the lessees of their obligations thereunder; and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements, whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code (the "Rents") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents;

(g) 	Condemnation Awards.  All awards or payments, including
interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including, without limitation, any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

(h) 	Insurance Policies and Proceeds.  All insurance policies
covering the Property and proceeds of and any unearned premiums on any such policies, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

(i) 	Tax Certiorari.  All refunds, rebates or credits in
connection with a reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction, whether arising or accruing before or after the date hereof;

(j) 	Rights.  The right, in the name and on behalf of Borrower,
to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property;

(k) 	Agreements.  All agreements, contracts, certificates,
instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, upon the happening of any default hereunder, to receive and collect any sums payable to Borrower thereunder;

(l) 	Trademarks.  All tradenames, trademarks, servicemarks,
logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property;

(m) 	Accounts Receivable. All right, title and interest of
Borrower arising from the operation of the Property in and to all payments for goods or property sold or leased or for services rendered, whether or not yet earned by performance, and not evidenced by an instrument or chattel paper, including, without limitation, all accounts arising from the operation of a mobile home park or manufactured housing community, if any, on the Property and all rights, if any, to payment from any consumer credit/charge card organization or entity; and

(n) 	Other Rights; Replacements and Conversions.  Any and all
other rights of Borrower in and to the items set forth in Subsections (a) through (m) above and all renewals, substitutions, improvements, accessions, attachments, additions, replacements and all proceeds (whether cash or non-cash, movable or immovable, tangible or intangible) to or of each of the items set forth in Subsections (a) through (m) above, and all conversions of the security constituted thereby (whether voluntary or involuntary and in whatever form) so that, immediately upon such renewal, substitution, improvement, accession, attachment, addition, replacement or conversion, as the case may be, and in each such case, the foregoing shall be deemed a part of the Property and shall automatically become subject to the lien of this Security Instrument as fully and completely and with the same priority and effect as though now owned by Borrower and specifically described herein, without any further mortgage or assignment or conveyance by Borrower.

1.2 	ASSIGNMENT OF RENTS.  Borrower hereby absolutely and
unconditionally assigns to Lender Borrower's right, title and interest in and to all current and future Leases and Rents; it being intended by Borrower that this assignment constitutes a present, absolute collateral assignment and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 1.2 and Section 3.6, Lender grants to Borrower a revocable license to collect and receive the Rents. Borrower shall hold a sufficient portion of the Rents in trust for the benefit of Lender to discharge all current sums due on the Debt.

1.3 	SECURITY AGREEMENT; FIXTURE FILING.	(a)	This Security Instrument is
both a real property mortgage and a "security agreement" within the meaning of the Uniform Commercial Code as adopted and enacted by the State or
Commonwealth where the Property is located (as amended, modified or replaced from time to time, the "UCC").  The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property.  Borrower hereby grants to Lender, as security for the Obligations, a security interest in the Property to the full extent that the Property may be subject to the UCC (said portion of the
Property so subject to the UCC, the "UCC Collateral").  Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financing, continuation or other statements signed only by Lender, as secured party, in connection with the UCC Collateral.

(a) 	From the date of its recording, this Security Instrument
further constitutes a financing statement filed as a fixture filing and covers goods which are or are to become fixtures on the Property. For this purpose, Borrower is the "Debtor," and its name and mailing address are set forth in the preamble of this Security Instrument. Lender is the "Secured Party," and its name and mailing address also are set forth in the preamble of this Security Instrument. This document covers goods which are or are to become fixtures and personal property. The statement describing the portion of the Property comprising the fixtures and personal property secured hereby is set forth as Section 1.1(e) of this Security Instrument.

1.4 	PLEDGE OF MONIES HELD.  Borrower hereby pledges to Lender any and all monies now or hereafter held by Lender, including, without limitation, any sums deposited in the Reserve Fund (as hereinafter defined), Net Proceeds (as hereinafter defined) and condemnation awards or payments in connection with the Property, as additional security for the Obligations until expended or applied as provided in this Security Instrument.

	CONDITIONS TO GRANT

		TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Lender, and the successors and assigns of Lender, WITH POWER OF SALE, forever;

		PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Lender the Debt at the time and in the manner provided in the Note and this Security Instrument, shall well and truly perform the other Obligations as set forth in this Security
Instrument and shall well and truly abide by and comply with each and every covenant and condition set forth herein, in the Note and in the other Loan Documents, these presents and the estate hereby granted shall cease, terminate and be void.


2  - DEBT AND OBLIGATIONS SECURED

2.1 	DEBT.  This Security Instrument and the grants, assignments and transfers made herein are given for the purpose of securing the following, in such order of priority as Lender may determine in its sole discretion (the "Debt"):

(a) 	the payment of the indebtedness evidenced by the Note;

(b) 	the payment of interest, default interest, late charges,
prepayment consideration and all other moneys agreed or provided to be paid by Borrower in the Note, this Security Instrument and the other Loan Documents;

(c) 	the payment of all sums advanced pursuant to this Security
Instrument or any other Loan Document to protect and preserve the Property and the lien and security interests created hereby; and

(d) 	the payment of all sums advanced and costs and expenses
incurred by Lender in connection with the Loan or any part thereof, any renewal, extension, increase, change of or substitution for the items set forth in Subsections (a) through (c) above or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender.

2.2 	OBLIGATIONS.  This Security Instrument and the grants,
assignments and transfers made herein are also given for the purpose of securing the performance of all other obligations of Borrower contained herein and the performance of each obligation of Borrower contained in the other Loan Documents (all of such obligations, together with Borrower's obligations for the payment of the Debt, collectively, the "Obligations").


3  - BORROWER COVENANTS

		Borrower covenants and agrees that:

3.1 	PAYMENT OF DEBT.  Borrower will pay the Debt at the time and in the manner provided in the Note and the other Loan Documents.

3.2 	INCORPORATION BY REFERENCE.  All the covenants, conditions and agreements contained in (a) the Note, and (b) any and all of the documents, instruments and agreements other than the Note and this Security Instrument now or hereafter executed by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guaranty payment of the Debt (the "Other Security Documents"; the Note, any other instrument which from time to time may evidence any portion of the Debt, this Security Instrument and the Other Security Documents, as each of the same may be amended, modified, extended, renewed, restated, consolidated, substituted, supplemented or replaced from time to time, collectively, the "Loan Documents"), are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

3.3 	INSURANCE.

		(a)	Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:

		(1)	Insurance against loss or damage by fire, casualty and other hazards as now are or subsequently may be covered by an "all risk" policy or a policy covering "special" causes of loss, with such endorsements as
Lender may from time to time reasonably require and which are customarily required by institutional lenders of similar properties similarly situated, including, without limitation, building ordinance and law, lightning, windstorm, civil commotion, hail, riot, strike, water damage, sprinkler leakage, collapse, malicious mischief, explosion, smoke, aircraft, vehicles, vandalism, falling objects and weight of snow, ice or sleet, and covering the Improvements and Personal Property in an amount equal to or greater than one hundred percent (100%) of the appraised value of the entire Property (pursuant to the appraisal accepted by
Lender) pursuant to an agreed amount endorsement containing a waiver of co-insurance without deduction for depreciation.  The determination of the replacement cost amount shall be adjusted annually to comply with the requirements of the insurer issuing the coverage or, at Lender's election, by reference to such indexes, appraisals or information as
Lender determines in its reasonable discretion, and, unless the insurance required by this paragraph shall be effected by blanket and/or umbrella policies in accordance with the requirements of this Security Instrument, the policy shall include inflation guard coverage that ensures that the policy limits will be increased over time to reflect the effect of inflation.  Each policy shall, subject to Lender's approval, contain a replacement cost endorsement, without deduction for depreciation and either an agreed amount endorsement equal to or greater than the appraised value of the Property as described above or a waiver of any co-
insurance provisions, and shall provide for deductibles not to exceed
$10,000 except for windstorm insurance, in which case the deductible shall not exceed $250,000.

		(2)	Commercial general liability insurance under a policy
containing "Comprehensive General Liability Form" of coverage (or a comparably worded form of coverage) and the "Broad Form CGL" endorsement
(or a policy which otherwise incorporates the language of such endorsement), providing coverage on an occurrence (not "claims made") basis, which policy shall include, without limitation, coverage against claims for personal injury, bodily injury, death and property damage liability with respect to the Property and the operations related thereto, whether on or off the Property, and the following coverages:
Employee as Additional Insured, Product Liability/Completed Operations;
Broad Form Contractual Liability, Independent Contractor, Personal Injury and Advertising Injury Protection, Medical Payment (with a minimum limit of Five Thousand Dollars ($5,000) per person), Broad Form Cross Suits Liability Endorsement, where applicable, hired and non-owned automobile coverage (including rented and leased vehicles), and, if any alcoholic beverages shall be sold, manufactured or distributed on the Property, liquor liability coverage, all of which shall be in such amounts as Lender may from time to time reasonably require, but not less than One Million Dollars ($1,000,000) per occurrence with a general aggregate limit of Three Million Dollars ($3,000,000). If such Policy shall cover more than one property, such limits shall apply on a "per location" basis. If any elevators, health club facilities or swimming pools are located on the Property, the foregoing amounts shall be increased to Three Million Dollars ($3,000,000) and Six Million Dollars ($6,000,000), respectively. Such liability policy shall delete the contractual exclusion under the personal injury coverage, if possible, and if available, shall include the following endorsements: Notice of Accident, Knowledge of Occurrence, and Unintentional Error and Omission.

		(3)	Rental insurance (i) with loss payable to Lender; (ii) covering all risks required to be covered by the insurance provided for in Section
3.3(a)(1); and (iii) in an amount equal to the greater of (x) not less than one hundred percent (100%) of the actual Rent for the preceding twelve (12) month period, or (y) the annualized rent based upon the most recent quarterly rent roll including, in either case, the total amount of all other charges which are the legal obligations of all tenants, lessees and sublessees of the Land and/or the Improvements under the Leases.  The amount of such rental insurance shall be determined upon the execution of this Security Instrument and once each calendar year thereafter based on
Borrower's reasonable estimate of rental income or projected gross revenues from operations, as the case may be, from the Property for the succeeding twelve (12) months as approved by Lender.  The rental insurance shall include either an agreed amount endorsement or a waiver of any co-insurance provisions, so as to prevent Borrower, Lender and any other insured thereunder from being a co-insurer.

		(4)	During the period of any new construction on the Land, a so-
called "Builder's All-Risk Completed Value" or "Course of Construction"
insurance policy in non-reporting form for any improvements under construction, including, without limitation, for demolition and increased cost of construction or renovation, in an amount equal to one hundred percent (100%) of the estimated replacement cost value on the date of completion, including "soft cost" coverage, and Worker's Compensation
Insurance covering all persons engaged in such construction, in an amount at least equal to the minimum required by law.  In addition, each contractor and subcontractor shall be required to provide Lender with a certificate of insurance for (i) Worker's Compensation Insurance covering all persons engaged by such contractor or subcontractor in such construction in an amount at least equal to the minimum required by law, and (ii) if the construction contract price is greater than one Hundre
Thousand Dollars ($100,000), then general liability insurance showing minimum limits of at least Three Million Dollars ($3,000,000), including coverage for products and completed operations and if the construction contract is equal to or less than One Hundred Thousand Dollars
($100,000), then general liability insurance showing minimum limits of at least One Million Dollars ($1,000,000), including coverage for products and completed operations.  Each contractor and subcontractor also shall cover Borrower and Lender as an additional insured under such liability policy and shall indemnify and hold Borrower and Lender harmless from and against any and all claims, damages, liabilities, costs and expenses arising out of, relating to or otherwise in connection with its performance of such construction.

		(5)	If the Property contains steam boilers, steam pipes, steam
engines, steam turbines or other high pressure vessels, insurance covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and other similar equipment installed in the Improvements, in an amount equal to one hundred percent (100%) of the appraised value of the Property, which policies shall insure against physical damage to and loss of occupancy and use of the Improvements arising out of an accident or breakdown covered thereunder.

		(6)	Flood insurance with a deductible not to exceed Three Thousand
Dollars ($3,000), or such greater amount as may be satisfactory to Lender in its sole discretion, and in an amount equal to the full insurable value of the Property or the maximum amount available, whichever is less, if the Property is located in an area designated by the Secretary of
Housing and Urban Development or the Federal Emergency Management Agency
as having special flood hazards.

		(7)	Worker's compensation insurance or other similar insurance
which may be required by governmental authorities or applicable legal requirements in an amount at least equal to the minimum required by law.

		(8)	Such other insurance coverages, in such amounts, and such other forms and endorsements, as may from time to time be required by Lender and which are customarily required by institutional lenders to similar properties, similarly situated, including, without limitation, coverages against other insurable hazards (including, by way of example only, earthquake, sinkhole and mine subsidence), which at the time are commonly insured against and generally available.

		(b)	All insurance policies required under this Section 3.3 (each, a
"Policy" and collectively, the "Policies") shall have a term of not less than one year and shall be in the form and amount and with deductibles as, from time to time, shall be reasonably acceptable to Lender, under valid and enforceable policies issued by financially responsible insurers either licensed to transact business in the State where the Property is located, or obtained through a duly authorized surplus line insurance agent or otherwise in conformity with the laws of such State, with (1) a rating of not less than the third (3rd) highest rating category by either Standard & Poor's Ratings
Group, Duff & Phelps Credit Rating Co., Moody's Investors Service, Inc., Fitch
Investors Service, Inc. or any successors thereto (each, a "Rating Agency"), or (2) an A.M. Best Company, Inc. general policy rating of A or higher and a financial size category of not less than X.  Originals or certified copies of all Policies shall be delivered to and held by Lender.

		(c)	All Policies shall name Lender as an insured or additional
insured, shall provide for loss payable solely to Lender and shall contain:
(i) standard "non-contributory mortgagee" endorsement or its equivalent relating, inter alia, to recovery by Lender notwithstanding the negligent or willful acts or omissions of Borrower and notwithstanding (a) occupancy or use of the Property for purposes more hazardous than those permitted by the terms of such Policy, (b) any foreclosure or other action taken by Lender pursuant to this Security Instrument upon the occurrence of an Event of Default (as hereinafter defined), or (c) any change in title or ownership of the Property;
and (ii) a provision that such Policies shall not be canceled or amended, including, without limitation, any amendment reducing the scope or limits of coverage, or failed to be renewed, without at least thirty (30) days prior written notice to Lender in each instance. With respect to Policies which require payment of premiums annually, not less than thirty (30) days prior to the expiration dates of such Policies, Borrower shall pay such amount, except to the extent Lender is reserving sums therefor pursuant to the Loan Documents and to such extent, Lender shall place such reserves in an account with Lender. If ever Lender does not reserve funds for the payment of insurance premiums, then, not less than thirty (30) days prior to the expiration dates of the Policies, originals or certified copies of renewals of such Policies
(or binders evidencing such renewals) bearing notations evidencing the payment of all premiums required thereunder (the "Insurance Premiums") or accompanied by other evidence satisfactory to Lender of such payment shall be delivered by Borrower to Lender. The Insurance Premiums shall not be paid by Borrower through or by any financing arrangement. Borrower shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Section 3.3. If the limits of any Policy are reduced below the amounts set forth herein or eliminated due to a covered loss, Borrower shall pay the additional premium, if any, in order to have the original limits of insurance reinstated, or Borrower shall purchase new insurance in the same type and amount that existed immediately prior to the loss.

		(d)	If Borrower fails to maintain and deliver to Lender the
original Policies required by this Security Instrument, Lender may, at its option, procure such insurance and Borrower shall pay or, as the case may be, reimburse Lender for, all premiums thereon promptly, upon demand by Lender, with interest thereon at the Default Rate (as hereinafter defined) from the date paid by Lender to the date of repayment and such sum shall constitute a part of the Obligations secured by this Security Instrument.

		(e)  The insurance required by this Security Instrument may, at the option of Borrower, be effected by blanket and/or umbrella policies issued to
Borrower or an Affiliate (as hereinafter defined) of Borrower covering the
Property and the properties of such Affiliate, provided that, in each case, the policies otherwise comply with the provisions of this Security Instrument and allocate to the Property, from time to time, the coverage specified by this Security Instrument, without possibility of reduction or coinsurance by reason of, or damage to, any other property (real or personal) named therein.
 If the insurance required by this Security Instrument shall be effected by any such blanket or umbrella policies, Borrower shall furnish to Lender original policies or certified copies thereof, with schedules attached thereto showing the amount of the insurance provided under such policies which is applicable to the Property.

		(f)	Neither Lender nor its agents or employees shall be liable for any loss or damage insured by the Policies; it being understood that
(i) Borrower shall look solely to its insurance company for the recovery of such loss or damage, (ii) such insurance company shall have no rights of subrogation against Lender, its agents or employees, and (iii) Borrower shall use its best efforts to procure from such insurance company a waiver of subrogation rights against Lender.  If, however, any Policy does not provide for a waiver of subrogation rights against Lender (whether because such a waiver is unavailable or otherwise), then Borrower hereby agrees, to the extent permitted by law and to the extent not prohibited by such Policy, to waive its rights of recovery, if any, against Lender, its agents and employees, whether resulting from any damage to the Property, any liability claim in connection with the Property or otherwise.  If any such Policy shall prohibit Borrower from waiving such claims, then Borrower must obtain from such insurance company a waiver of subrogation rights against Lender.

3.4 	PAYMENT OF TAXES, ETC.  (a)  Except to the extent sums sufficient to pay all Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Security Instrument, Borrower shall promptly pay all taxes, assessments, water rates, sewer rents, governmental impositions, and other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "Taxes"), all ground rents, maintenance charges and similar charges, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "Other Charges"), and all charges for utility services provided to the Property at least five (5) days prior to the date upon which any fine, penalty, interest or cost for nonpayment is imposed, and furnish to Lender upon request receipted bills of the appropriate taxing authority or other documentation reasonably satisfactory to Lender evidencing the payment thereof. Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Property.

		(b)	After prior written notice to Lender, Borrower, at its own
expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes or Other Charges or any claims or judgments of mechanics, materialmen, suppliers or vendors or any lien therefor, as described in Section 3.10, provided that (i) no Event of Default has occurred and is continuing hereunder or under any of the other
Loan Documents, (ii) Borrower is not prohibited from doing so under the provisions of any other agreement affecting either Borrower or the Property,
(iii) such proceeding shall suspend the collection of the disputed amount from Borrower and from the Property (and Borrower shall furnish such security as may be required in the proceeding for such purpose), or Borrower shall have paid all of the disputed amount under protest, (iv) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost, and (v) Borrower shall have deposited with Lender adequate reserves for the payment of the disputed amount, together with all interest and penalties thereon, unless Borrower has paid all of the disputed amount under protest.

3.5 	RESERVE FUND.  In addition to the initial deposits with respect to Taxes and Insurance Premiums made by Borrower to Lender on the date hereof to be held by Lender in reserve (the initial deposits, together with the subsequent payments made in accordance with this Section, collectively, the "Reserve Fund"), Borrower shall pay to Lender on the first day of each calendar month (a) one-twelfth of an amount which would be sufficient to pay the Taxes payable, or estimated by Lender to be payable, during the next ensuing twelve (12) months, and (b) one-twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof. Borrower shall make such payments into the Reserve Fund, which payments shall be adjusted annually or more frequently if Lender requires, so that Lender shall hold an amount which, when added to the monthly payments subsequently required to be deposited with Lender hereunder on account of Taxes and Insurance Premiums, will result in there being on deposit with Lender an amount sufficient to pay the next due installment of Taxes in the period as required by applicable law prior to the delinquency date thereof and the next due Insurance Premiums at least one month prior to the due date thereof, plus, in both cases, one-sixth of such amount. Borrower agrees to notify Lender immediately of any changes to the amounts, schedules and instructions for payment of any Taxes and Insurance Premiums of which it has or obtains knowledge and authorizes Lender or its agent to obtain the bills for Taxes and Insurance Premiums directly from the appropriate taxing authority or insurance agent or provider, as applicable. The Reserve Fund and the payments of interest or principal or both, payable pursuant to the Note, shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Provided no Event of Default has occurred and is continuing hereunder, Lender will apply the Reserve Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 3.3 and 3.4 hereof. If the amount of the Reserve Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 3.3 and 3.4 hereof, Lender shall credit such excess against future payments to be made to the Reserve Fund. Upon the payment in full to Lender of the Debt and the performance of all other Obligations as set forth in this Security Instrument, any excess remaining in the Reserve Fund shall be paid to Borrower. If the Reserve Fund is not sufficient to pay the items set forth in
(a) and (b) above, Borrower shall promptly pay to Lender, upon demand, an amount which Lender shall estimate as sufficient to make up the deficiency. Any monetary reserve required by Lender pursuant to this Security Instrument shall be held in a reserve account bearing interest for the benefit of Borrower, or, at Borrower's option, obligations issued by the Federal Government of the United States, the interest on which shall accrue to the benefit of Borrower. Provided no Event of Default shall exist, all interest shall be disbursed to Borrower on a quarterly basis, less six percent (6%) of such interest earned as an administrative fee payable to Lender for the cost of maintaining such account or obligations. Lender may withhold such administrative fee from the disbursement of interest to Borrower.

3.6 	LEASES AND RENTS.  (a)  Upon request, Borrower shall furnish
Lender with executed copies of all Leases. No material changes may be made to the Leases without the prior written consent of Lender. In addition, all renewals of Leases and all proposed leases shall provide for rental rates and terms comparable to existing local market rates and terms and shall be arms-length transactions with bona fide, independent third party tenants. All proposed commercial Leases and renewals of existing commercial Leases (other than those renewals pursuant to renewal options exercised by tenants pursuant to Lender-approved Leases) shall be subject to the prior approval of Lender, which approval shall not be unreasonably withheld or delayed. All Leases shall provide that they are subordinate to this Security Instrument and that the lessee agrees to attorn to Lender and shall not contain an option to purchase or a right of first refusal in favor of the tenant. Borrower
(i) shall observe and perform all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default which Borrower shall send or receive thereunder; (iii) shall enforce all of the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed, short of termination thereof; (iv) shall not collect any of the Rents more than one (1) month in advance; (v) shall not execute any other assignment of the lessor's interest in the Leases or the Rents; (vi) shall not alter, modify or change the economic terms of any commercial Lease or cancel or terminate any commercial Lease or accept a surrender thereof without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed, or convey or transfer or suffer or permit a conveyance or transfer of the Land or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees thereunder; (vii) shall not alter, modify or change the terms of any guaranty, letter of credit or other credit support with respect to the Leases or cancel or terminate such lease guaranty without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed; and (viii) shall not consent to any assignment of or subletting under any commercial Lease not in accordance with its terms, without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed.

		(b)	All security deposits of lessees, whether held in cash or any other form, shall be treated by Borrower as trust funds, shall not be commingled with any other funds of Borrower and, if cash, shall be deposited by Borrower at a federally insured institution reasonably satisfactory to
Lender.

		(c)	Notwithstanding the provisions of Subsection 3.6(a) above,
renewals of existing commercial Leases and proposed Leases for commercial space shall not be subject to the prior approval of Lender provided all of the following conditions are satisfied: (i) the rental income pursuant to the renewal or proposed Lease is not more than ten percent (10%) of the total rental income for all of the space tenants at the Property, (ii) the renewal or proposed Lease covers less than ten percent (10%) of space at the Property,
(iii) the renewal or proposed Lease shall be written in a form of Lease which has either been previously approved by Lender or is on the same form of the original lease, provided Lender receives its standard form of Subordination, Non-Disturbance and Attornment Agreement in recordable form and executed by Borrower and the tenant prior to the execution of such lease, (iv) no rent credits, free rents or concessions have been granted under the renewal or proposed Lease, (v) the renewal or proposed Lease shall provide for rental rates and terms comparable to existing local market rates and terms, and (vi) the renewal or proposed Lease shall be an arms-length transaction with a bona fide, independent third party tenant. Borrower shall deliver to Lender copies of all Leases which are entered into pursuant to this Subsection (c) together with Borrower's certification that it has satisfied all of the conditions of the preceding sentence within thirty (30) days after the execution of the Lease.

3.7 	MAINTENANCE OF PROPERTY.  Borrower shall cause the Property to be maintained in a good and safe condition and repair and shall not commit or suffer any waste of the Property or do or permit to be done thereon anything that may in any way impair the value of the Property or the security of this Security Instrument. The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property) without the consent of Lender, which consent shall not be unreasonably withheld or delayed. Borrower shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof, except as specifically provided for herein. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or abandoned without the express written consent of Lender.

3.8 	COMPLIANCE WITH LAWS.  (a)  Borrower shall promptly comply with all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting or which may be interpreted to affect the Property, any portion thereof, or the use thereof (collectively, the "Applicable Laws"). Borrower shall give prompt notice to Lender of the receipt by Borrower of any notice related to a violation of any Applicable Laws and of the commencement of any proceedings or investigations which relate to compliance with Applicable Laws.

		(b)	Borrower shall have the right, after prior written notice to
Lender, to contest by appropriate legal proceedings diligently conducted in good faith, without cost or expense to Lender, the validity or application of any Applicable Law and to suspend compliance therewith if permitted under
Applicable Laws, provided (i) failure to comply therewith may not subject
Borrower or Lender to any civil or criminal liability, (ii) prior to and during such contest, Borrower shall furnish to Lender security reasonably satisfactory to Lender against loss or injury by reason of such contest or non-compliance with such Applicable Law, (iii) no Event of Default shall exist during such proceedings, and such contest shall not otherwise violate any of the provisions of any of the Loan Documents, and (iv) such contest shall not subject the Property to any lien or encumbrance the enforcement of which is not suspended by such contest or otherwise affect the priority of the lien of this Security Instrument.

3.9 	BOOKS AND RECORDS.  (a) Borrower, its Affiliates, any Person
guaranteeing payment of the Debt or any portion thereof or performance by Borrower of any of the terms of this Security Instrument (a "Guarantor"), if any, and R. PARK NEWTON, III ("Indemnitor"), shall keep adequate books and records of account in accordance with generally accepted accounting principles ("GAAP") or in accordance with other methods acceptable to Lender in its sole discretion, consistently applied and shall furnish to Lender the following, which shall be prepared, dated and certified by Borrower (or by Guarantor and/or Indemnitor, to the extent such items relate to Guarantor and/or Indemnitor) as true, correct and complete in the form required by Lender, unless otherwise specified below:

(i) quarterly operating statements of the Property, detailing the revenues received, the expenses incurred and the net operating income before and after debt service (principal and interest) and major capital improvements for that quarter and containing appropriate year to date information, within forty-five (45) days after the end of each fiscal quarter;

(ii) annual rent rolls detailing the names of all tenants of the Improvements, the portion of Improvements occupied by each tenant, the base rent and any other charges payable under each Lease and the term of each Lease, including the expiration date, and any other information reasonably required by Lender, together with an accounting of all security deposits held in connection with any Lease of any part of the Property, specifying the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions, within ninety (90) days after the end of each fiscal year;

(iii) an annual operating statement of the Property detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow, within ninety (90) days after the close of each fiscal year of Borrower;

(iv) an annual balance sheet and profit and loss statement of Borrower, any Guarantors and any Indemnitors within ninety (90) days after the close of each fiscal year of Borrower, Guarantors and Indemnitors, as the case may be; and

(v) such other financial statements, and such other information and reports as may, from time to time, be required by Lender.

		(b)	Borrower, its Affiliates, any Guarantor and any Indemnitor
shall furnish Lender with such other additional financial or management information (including State and Federal tax returns) as may, from time to time, be reasonably required by Lender in form and substance satisfactory to Lender, including, without limitation, a property management report for the Property, showing the number of inquiries made and/or rental applications received from tenants or prospective tenants and deposits received from tenants and any other information requested by Lender, in reasonable detail and certified by Borrower as true, correct and complete.

		(c)	Following the occurrence of an Event of Default, or if Lender has reason to believe that any item furnished under this Section 3.9 is materially inaccurate or misleading, Lender shall have the right, but not the obligation, to obtain any of the financial statements and other items required to be provided under this Section 3.9 by means of an audit by an independent certified public accountant selected by Lender, in which event Borrower agrees to pay, or to reimburse Lender for, any expense of such audit and further agrees to provide all necessary information to said accountant and otherwise to cooperate in the performance of such audit.

3.10 	MECHANICS' AND OTHER LIENS.  Subject to the provisions of Section
3.4(b), Borrower will promptly pay when due all bills and costs of all mechanics, materialmen, suppliers, vendors and others for labor, materials and other property incurred in connection with the Property and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien, charge, encumbrance or security interest, even though inferior to the liens and the security interests hereof. Subject to the provisions of Section 3.4(b), Borrower will discharge or promptly cause to be bonded or discharged by bonding (in the form of cash or a letter of credit), payment, final order of a court of competent jurisdiction or otherwise, any other or additional lien, charge, encumbrance or security interest in respect of the Property or any part thereof, except for the Permitted Exceptions (as hereinafter defined).

3.11 	MANAGEMENT OF THE PROPERTY.  The management of the Property shall be by either: (a) Borrower or an Affiliate of Borrower approved by Lender for so long as Borrower or said Affiliate is managing the Property in a commercially reasonable manner satisfactory to Lender; or (b) a professional property management company approved by Lender, which approval shall not be unreasonably withheld. Such management by an Affiliate or a professional property management company shall be pursuant to a written agreement approved by and collaterally assigned to Lender, which shall provide that all rights of the manager thereunder shall be subject and subordinate to the lien of this Security Instrument and Lender's rights hereunder. In no event shall any manager be removed or replaced by Borrower or the terms of any management agreement modified or amended in any material respect or terminated by Borrower without the prior written consent of Lender. If an Event of Default shall occur, Lender shall have the right to terminate, or to direct Borrower to terminate, such management contract upon thirty (30) days' notice and to retain, or to direct Borrower to retain, a new bona-fide, independent third party management agent approved by Lender in its reasonable discretion to manage the Property. Borrower shall (i) diligently perform and observe all of the terms, covenants and conditions of any management agreement on the part of Borrower to be performed and observed and (ii) promptly deliver to Lender a copy of any notice of default either given or received by Borrower under any such management agreement.

3.12 	PERFORMANCE OF OTHER AGREEMENTS.  Borrower shall observe and perform each and every term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to Borrower or the Property, or given by Borrower to Lender for the purpose of further securing an Obligation and any amendments, modifications or changes thereto.


4  - SPECIAL COVENANTS

	Borrower covenants and agrees that:

4.1 	PROPERTY USE.  The Property shall be used only as a warehouse /
office complex and for no other use without the prior written consent of Lender, which consent may be withheld in Lender's sole and absolute discretion.

4.2 	SINGLE-PURPOSE ENTITY.  Borrower has not and shall not:

		(a)	dissolve, terminate or otherwise fail to do all things
necessary to preserve its existence as a Single-Purpose Entity (as hereinafter defined), and will not, nor will any partner, limited or general, member or shareholder thereof, amend, modify or otherwise change its partnership certificate, partnership agreement, articles of organization, operating agreement, articles of incorporation or by-laws in a manner which adversely affects Borrower's existence as a Single-Purpose Entity;

		(b)	enter into any transaction of merger or consolidation, or
liquidate or dissolve itself (or suffer any liquidation, dissolution or winding up, in whole or in part), or acquire by purchase or otherwise all or substantially all the business or assets of, or any Stock (as hereinafter defined) or other evidence of beneficial ownership of, any Person (as hereinafter defined);

		(c)	guarantee or otherwise become liable on or in connection with any obligation of any other Person;

		(d)	at any time own any asset other than (i) the Property, (ii)
incidental personal property necessary for the operation of the Property,
(iii) cash, cash equivalents or obligations issued by the Federal Government of the United States and (iv) nonvoting preferred stock (the "Preferred
Stock") of Excal Enterprises, Inc. ("Excal").

		(e)	at any time be engaged directly or indirectly, in any business other than the ownership, management and operation of the Property;

		(f)	enter into any contract or agreement with any general partner, principal, member or Affiliate of Borrower or any Affiliate of the general partner or member of Borrower except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm's-length basis with third parties other than an Affiliate;

		(g)	incur, create or assume any indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than
(i) the Loan, (ii) indebtedness which represents trade payables or accrued expenses incurred in the ordinary course of business of owning and operating the Property and deferred not more than forty-five (45) days; no other debt will be secured (senior, subordinate or pari passu) by the Property and (iii)
financing in the form of reduced discounts for electrical costs provided by
Jacksonville Electric Authority ("JEA") not to exceed $500,000 which financing shall be subordinate to the terms of this Security Instrument pursuant to the terms hereof and pursuant to that certain Loan Subordination Agreement, dated the date hereof, executed by Borrower and Lender, any lien created in connection with such financing shall encumber only the equipment installed pursuant to such financing, and all of the costs relating to such transaction, including, without limitation, any and all repayment obligations relating thereto shall be passed through directly or indirectly to the tenants of the
Property;

		(h)	make any loans or advances to any third party (excepting
therefrom (i) distributions to Borrower's shareholders and (ii) a conversion by Borrower of all or a portion of the Preferred Stock into a debt obligation of Excal, as borrower, to Borrower, as lender);

		(i)	become insolvent or fail to pay its debt from its assets as the same shall become due;

		(j)	fail to conduct and operate its business in all material
respects as presently conducted and operated;

		(k)	fail to maintain books and records and bank accounts separate from those of its Affiliates, including its members or general partners, as applicable;

		(l)	fail to at all times hold itself out to the public as a legal entity separate and distinct from any other entity (including any Affiliate thereof, including the general partner or any member of Borrower or any
Affiliate of the general partner or any member of Borrower, as applicable);

		(m)	[intentionally omitted];

		(n)	fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

		(o)	commingle the funds and other assets of Borrower with those of any general partner, any member, any Affiliate or any other Person;

		(p)	fail to maintain its assets in such a manner that it is not
costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person; and

		(q)	hold itself out to be responsible for the debts or obligations of any other Person.

4.3 	CONDEMNATION AND CASUALTY.  (a) Borrower shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including, without limitation, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Security Instrument, and the Debt shall not be reduced until any award or payment therefor shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein or in the Note.
Lender may apply any award or payment to the reduction or discharge of the Debt whether or not then due and payable or to the Restoration (as hereinafter defined) of the Property in its sole and absolute discretion. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the award or payment, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the award or payment, or a portion thereof sufficient to pay the Debt.

		(b)	If the Property shall be damaged, destroyed or rendered
unusable, in whole or in part, by fire or other casualty or become in need of repair or restoration because of any condemnation or similar proceeding, Borrower shall give prompt notice of such event to Lender and, subject to the following sentence, shall promptly commence and diligently prosecute the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such casualty or condemnation (the "Restoration"), with such alterations as may be approved by Lender and otherwise in accordance with this Security Instrument. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance proceeds or condemnation awards, except to the extent, but only to the extent, that Lender elects to apply the condemnation award or Net Proceeds, as the case may be, to reduce the Debt in accordance with the provisions of this Security Instrument.

4.4 	RESTORATION.  (a) In the event that each of the following
conditions is satisfied, Lender shall make the net amount of all insurance proceeds actually received by Lender pursuant to this Security Instrument as a result of any fire or other casualty, after deduction of its reasonable costs and expenses (including, without limitation, architects', attorneys', engineers' and other consultants' and professionals' fees and disbursements), if any, in connection therewith (the "Net Proceeds"), available to Borrower for the Restoration in accordance with the provisions of this Subsection 4.4(a):

(i) 	no Event of Default shall have occurred and be continuing
under the Note, this Security Instrument or any of the other Loan
Documents;

(ii) 	the Net Proceeds in connection with such casualty shall
not exceed the outstanding amount of the Debt;

(iii) 	if the Net Proceeds shall exceed Fifty Thousand
Dollars ($50,000), a licensed engineer or architect acceptable to Lender shall have delivered to Lender a certificate estimating the cost of fully completing the Restoration and a schedule of the time required therefor, which schedule shall indicate that the Restoration can be completed prior to the Maturity Date (as defined in the Note), and (ii) the date occurring twelve (12) months after the date of the casualty;

(iv) 	Borrower shall commence the Restoration as soon as
reasonably practicable (but in no event later than forty-five (45) days after reciept of a building permit for the Restoration) such damage or destruction occurs) and shall diligently pursue the same to satisfactory completion in a good and workmanlike manner;

(v) 	Lender shall be satisfied that any operating deficits
which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty, including a reasonable period thereafter for leasing the Property, will be covered out of (A) the Net Proceeds, (B) the rental or business income insurance coverage referred to in Section 3.3, or (C) other funds of Borrower;

(vi) 	Lender shall be satisfied in its sole discretion that,
upon the completion of the Restoration, the gross cash flow and the net cash flow of the Property, taking into consideration any Leases which may be terminated as a result of such casualty, will be restored to a level sufficient to cover all carrying costs and operating expenses of the Property, including, without limitation, debt service on the Note at a coverage ratio (after deducting replacement reserve requirements and reserves for tenant improvements and leasing commissions, if applicable from net operating income) of at least 1.30 to 1.0, which coverage ratio shall be determined by Lender in its sole and absolute discretion on the basis of the Applicable Interest Rate (as defined in the Note);

(vii) 	the Restoration shall be performed and completed by
Borrower in an expeditious and diligent fashion in a good and workmanlike manner in accordance with plans and specifications therefor approved by Lender (as provided in subsection (b) below) and in compliance with all Applicable Laws;

(viii) 	Borrower shall deliver to Lender evidence
satisfactory to Lender (which may include certificates of governmental authorities, endorsements to Lender's title insurance policy and/or legal opinions) that, following the completion of the Restoration, the Property and the use thereof will be in compliance with and permitted under all Applicable Laws; and

(ix) 	Lender shall have received from Borrower a certificate
certifying that all applicable conditions contained in this Subsection 4.4(a) have been satisfied.

(b) The Net Proceeds shall be held by Lender and, until disbursed in accordance with the provisions of this Section 4.4, shall constitute additional security for the Obligations. Provided all of the conditions set forth in Subsection 4.4(a) have been and remain satisfied, then the following shall apply:

(i) 	The Net Proceeds shall be disbursed by Lender to, or as
directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that
(A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company insuring the lien of this Security Instrument.

(ii) 	All plans and specifications in connection with the
Restoration shall be subject to prior review and approval in all respects by Lender and by an independent consulting engineer selected by Lender (the "Casualty Consultant"), which approval shall not be unreasonably withheld or delayed. Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's fees, shall be paid by Borrower.

(iii) 	Until such time as the Restoration has been completed
and Lender shall have received copies of any and all final certificates of occupancy or other certificates, licenses and permits required for the ownership, occupancy and operation of the Property in accordance with all Applicable Laws, Lender shall be entitled to retain, and not disburse, up to ten percent (10%) of the cost of the Restoration, as determined by the Casualty Consultant (the "Casualty Retainage"). Borrower hereby covenants diligently to seek to obtain any such certificates, licenses and permits.
Promptly after the completion of the Restoration and delivery of such certificates, licenses and permits in accordance with the provisions hereof, provided no Event of Default shall then be continuing, Lender shall disburse the Casualty Retainage to or as directed by Borrower, subject, however, to Lender's right to apply any excess proceeds remaining after the completion of the Restoration to the payment of the Debt.

(iv) 	If at any time the Net Proceeds or the undisbursed balance
thereof shall not, in the opinion of Lender, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency with Lender, which shall thereafter be treated as Net Proceeds, before any further disbursement of the Net Proceeds shall be made.

(v) 	The excess, if any, of the Net Proceeds remaining after
the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 4.4, and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its discretion shall deem proper.

(c) 	Notwithstanding any provision of this Security Instrument to the contrary, all Net Proceeds not required to be made available for the Restoration may be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its discretion shall deem proper or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall designate, in its sole discretion. If Lender shall receive and retain Net Proceeds, the lien of this Security Instrument shall be reduced only by the amount thereof received and retained by Lender and actually applied by Lender in reduction of the Debt.


5  - REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to and covenants with Lender:

5.1 	WARRANTY OF TITLE.  Borrower has good title to the Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same. Borrower possesses a good, marketable and insurable fee simple absolute estate in the Land and the Improvements and owns the Property free and clear of all liens, encumbrances and charges whatsoever except for those shown in the title insurance policy accepted by Lender insuring the lien of this Security Instrument (the "Permitted Exceptions"). The Permitted Exceptions do not materially interfere with the security intended to be provided by this Security Instrument or the current use of the Property. Borrower shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Lender against the claims of all persons whomsoever.

5.2 	AUTHORITY.  Borrower (and the undersigned representative of
Borrower, if any) has full power, authority and legal right to execute this Security Instrument, and to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms hereof and to keep and observe all of the terms of this Security Instrument on Borrower's part to be performed.

5.3 	LEGAL STATUS AND AUTHORITY.  Borrower (a) is duly organized, validly existing and in good standing under the laws of its state of organization or incorporation; (b) is duly qualified to transact business and is in good standing in the State or Commonwealth where the Property is located; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own the Property and carry on its business as now conducted and proposed to be conducted. Borrower now has and shall continue to have the full right, power and authority to operate and lease the Property, to encumber the Property as provided herein and to perform all of the other obligations to be performed by Borrower under the Loan Documents.

5.4 	VALIDITY OF DOCUMENTS.  (a) The execution, delivery and
performance of the Loan Documents and the borrowing evidenced by the Note (i) are within the power of Borrower; (ii) have been authorized by all requisite action; (iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any provision of law, any order or judgment of any court or governmental authority, the articles of incorporation, by-laws, partnership, operating or trust agreement, or other governing instrument of Borrower, or any indenture, agreement or other instrument to which Borrower is a party or by which it or any of its assets or the Property is or may be bound or affected; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby; and (vi) will not require any authorization or license from, or any filing with, any governmental or other body (except for the recordation of this Security Instrument and any other Loan Document intended to be recorded in the appropriate land records in the State or Commonwealth where the Property is located and except for UCC filings relating to the security interest created hereby); and (b) the Loan Documents constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as may be limited by
(i) bankruptcy, insolvency or other similar laws affecting the rights of creditors generally, and (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law).

5.5 	LITIGATION.  There is no material action, suit or proceeding, judicial, administrative or otherwise (including any condemnation or similar proceeding), pending or, to the best of Borrower's knowledge, threatened or contemplated against, or affecting, Borrower, any Guarantor, or any Indemnitor, or against or affecting the Property, except as may have been disclosed in writing to Lender on the date hereof.

5.6 	STATUS OF PROPERTY.  (a)  No portion of the Improvements is
located in an area identified by the Secretary of Housing and Urban Development or the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards, or, if located within any such area, Borrower has obtained and will maintain the insurance prescribed in
Section 3.3 hereof.

		(b)	Borrower has obtained all necessary certificates, licenses,
permits and other approvals, governmental and otherwise, necessary for the operation of the Property and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.

		(c)	The Property and the present and contemplated use and occupancy thereof are in full compliance with all applicable zoning ordinances, building codes, land use and environmental laws and other similar laws.  None of the
Improvements lies outside of the boundaries of the Land or the applicable building restriction lines.  No improvements on adjoining properties materially encroach upon the Land.

		(d)	The Property is served by all utilities required for the
current or contemplated use thereof. All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service. The Property is served by public water and sewer systems.

		(e)	All public roads and streets necessary for service of and
access to the Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.

		(f)	The Property is free from damage caused by fire or other
casualty.

		(g)	All costs and expenses of any and all labor, materials,
supplies and equipment used in the construction of the Improvements have been paid in full. Borrower has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than tenants' property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created hereby.

		(h)	All liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Applicable Laws.

5.7 	NO FOREIGN PERSON.  Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations, including temporary regulations.

5.8 	SEPARATE TAX LOT.  The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.

5.9 	ERISA COMPLIANCE.  As of the date hereof and throughout the term of the Loan, (i) Borrower is not and will not be an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA, (ii) the assets of Borrower do not and will not constitute "plan assets" of one or more such plans for purposes of Title I of ERISA, (iii) Borrower is not and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA, and
(iv) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of and fiduciary obligations with respect to governmental plans.

5.10 	LEASES.  (a) Borrower is the sole owner of the entire lessor's interest in the Leases; (b) the Leases are valid, enforceable and in full force and effect; (c) the terms of all alterations, modifications and amendments to the Leases are reflected in the certified occupancy statement delivered to and approved by Lender; (d) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated; (e) none of the Rents have been collected for more than one (1) month in advance; (f) except as previously disclosed by Borrower to Lender in writing, the premises demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis; (g) except as previously disclosed by Borrower to Lender in writing, there exist no offsets or defenses to the payment of any portion of the Rents;
(h) except as previously disclosed by Borrower to Lender in writing, Borrower has received no notice from any tenant challenging the validity or enforceability of any Lease; (i) there are no agreements with the tenants under the Leases other than expressly set forth in each Lease, except as may have been disclosed in writing to Lender on the date hereof; (j) no Lease contains an option to purchase, right of first refusal to purchase, or any other similar provision; (k) no Person has any possessory interest in, or right to occupy, the Property except under and pursuant to a Lease; (l) each Lease is subordinate to this Security Instrument, either pursuant to its terms or a subordination agreement; (m) no brokerage commissions or finders fees are due and payable regarding any Lease.

5.11 	FINANCIAL CONDITION.  (a) Borrower is solvent, and no bankruptcy, reorganization, insolvency or similar proceeding under any state or federal law with respect to Borrower has been initiated, and (b) it has received reasonably equivalent value for the granting of this Security Instrument.

5.12 	BUSINESS PURPOSES.  The proceeds of the Loan will be used by
Borrower solely for business purposes and not for personal, family, household or agricultural purposes. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulations G, T, U or X or any other Regulations of such Board of Governors, or for any purposes prohibited by legal requirements or by the terms and conditions of the Loan Documents.

5.13 	TAXES.  Borrower, any Guarantor and any Indemnitor have filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them. Neither Borrower, any Guarantor nor any Indemnitor knows of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

5.14 	MAILING ADDRESS.  Borrower's mailing address, as set forth in the opening paragraph hereof or as changed in accordance with the provisions hereof, is true and correct.

5.15 	NO CHANGE IN FACTS OR CIRCUMSTANCES.  All information in the application for the Loan submitted to Lender and in all financing statements, rent rolls, reports, certificates and other documents submitted in connection with the such loan application or in satisfaction of the terms thereof, are accurate, complete and correct in all material respects. There has been no adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise materially misleading.

5.16 	DISCLOSURE.  Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

5.17 	THIRD PARTY REPRESENTATIONS.  Each of the representations and the warranties made by each Guarantor and Indemnitor herein or in any of the other Loan Documents is true and correct in all material respects.

Borrower recognizes and acknowledges that in accepting the Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in this Article 5 without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof; that the warranties and representations are a material inducement to Lender in accepting the Loan Documents; and that Lender would not be willing to make the Loan and accept this Security Instrument in the absence of the warranties and representations as set forth in this Article 5.


6  - FURTHER ASSURANCES

6.1 	FURTHER ACTS, ETC.  Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, require for the better assuring, conveying, assigning, transferring and confirming unto Lender the Property and rights hereby mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Applicable Laws. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Document, Borrower will issue, in lieu thereof, a replacement Note or other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor. Borrower, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including, without limitation, such rights and remedies available to Lender pursuant to this Section 6.1. Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Loan Documents, any note or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

6.2 	CHANGES IN TAX, DEBT CREDIT AND DOCUMENTARY STAMP LAWS.  (a) If any law
is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender's interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then Lender shall have the option by written notice of not less than ninety (90) days to declare the Debt immediately due and payable. Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

		(b)	If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to any of the Loan Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

6.3 	ESTOPPEL CERTIFICATES.  (a) After request by Lender, Borrower, within ten (10) days, shall furnish Lender or any proposed assignee with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note, (iv) the terms of payment and maturity date of the Note, (v) the date installments of interest and/or principal were last paid, (v) that, except as provided in such statement, there are no defaults or events which with the passage of time or the giving of notice or both, would constitute an event of default under the Note or this Security Instrument, (vi) that the Note and this Security Instrument have not been modified, or, if modified, giving particulars of such modification, (vii) whether any offsets or defenses exist against the obligations secured hereby and, if any are alleged to exist, a detailed description thereof, (viii) that all Leases are in full force and effect and have not been modified (or if modified, setting forth all modifications), (ix) the date to which the Rents thereunder have been paid pursuant to the Leases, (x) whether or not, to the best knowledge of Borrower, any of the lessees under the Leases are in default under the Leases, and, if any of the lessees are in default, setting forth the specific nature of all such defaults, (xi) the amount of security deposits held by Borrower under each Lease and that such amounts are consistent with the amounts required under each Lease, and (xii) as to any other matters reasonably requested by Lender and reasonably related to the Leases, the obligations secured hereby, the Property or this Security Instrument.

		(b)	Borrower shall use commercially reasonable efforts to deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more lessees as required by Lender attesting to such facts regarding the Lease as Lender may reasonably require.


7  - DUE ON TRANSFER/ENCUMBRANCE

7.1 	LENDER RELIANCE.  Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its general partners, principals, members and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan and will continue to rely on Borrower's ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the other Obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the other Obligations, Lender can recover the Debt by a sale of the Property.

7.2 	NO TRANSFER/ENCUMBRANCE.  (a)  Except as otherwise permitted under this Section 7.2, Transfers (as hereinafter defined) shall not be permitted. Any Transfer made in violation of this Section 7.2 shall constitute an Event of Default. Notwithstanding any provision of this Section 7.2 to the contrary, in no event shall a Transfer resulting in a change in control of Borrower or the Property be permitted without Lender's prior written consent, which may be granted or denied in Lender's sole, absolute and unreviewable discretion.

	(b)	Subject to the provisions of Section 7.2(c) below, the following
Transfers shall be permitted, subject to Lender's prior written consent, which consent shall not be unreasonably withheld or delayed, provided that (1) no such Transfer (in a series of one or more transactions) shall result in a change in control of Borrower, (2) in no event shall Borrower or, if Borrower is a limited partnership, the general partner of Borrower (or the general partner of the general partner of Borrower) or, if Borrower is a limited liability company, any corporate member of Borrower which is a Single-Purpose Entity, cease to be a Single-Purpose Entity, and (3) in no event shall any such Transfer result in the dissolution or termination of Borrower, any general partner of Borrower or any general partner of any general partner of Borrower, if applicable, or, if Borrower is a limited liability company, any corporate member of Borrower:

		i) Transfers of Stock in any corporation which is Borrower, any general or limited partner or member of Borrower or any Person holding an interest therein;

		ii) Transfers of limited partnership interests in any limited partnership which is Borrower, any general or limited partner or member of Borrower or any Person holding an interest therein; and

		iii) Transfers of membership interests in any limited liability company which is Borrower, any general or limited partner or member of Borrower or any Person holding an interest therein.

	(c)	Notwithstanding any provision herein to the contrary, no Transfer otherwise permitted under this Section 7.2 shall occur unless Borrower shall have given Lender not less than ten (10) Business Days (as hereinafter defined) prior notice of the intended Transfer together with a certificate of the Chief Financial Officer of Borrower (or comparable individual) stating
(i) the nature and size of the interest to be the subject of the Transfer,
(ii) the name and address of the Person to which such interest shall be conveyed, sold or transferred unless such interest is to be conveyed, sold or transferred pursuant to a registered public sale pursuant to applicable securities laws, and (iii) that the proposed transaction is a bona fide sale, transfer or conveyance solely for cash or equivalent consideration, if applicable. Lender reserves the right to condition any consent required pursuant to this Section 7.2 with respect to a Transfer upon (A) the payment of all expenses incurred by Lender as set forth below and, in connection with the Transfer of any fee interest in the Property, an assumption fee equal to one percent (1.0%) of the outstanding balance of the Loan, (B) Lender's approval of the financial condition, managerial capabilities and ownership structure of the proposed transferee, including requiring that the transferee of any fee interest in the Property be a Single-Purpose Entity, (C) if the Transfer shall result in a change in control of Borrower or the Property, execution of an assumption agreement by the proposed transferee, in form and content acceptable to Lender, (D) the Loan being in good standing and free from any default, (E) if required by Lender, receipt of an opinion of counsel reasonably satisfactory to Lender stating that if effected, the proposed
Transfer would have no effect on the enforceability of the Security Instrument or the other Loan Documents, would not result in the substantive consolidation by a bankruptcy court of the assets and liabilities of the transferee with the assets and liabilities of Borrower and such other entities as Lender may specify, and would not result in the dissolution or termination of Borrower, any general partner of Borrower or any general partner of any general partner of Borrower, if applicable, (F) the approval by a Rating Agency of the qualifications of the proposed transferee, and (G) such other conditions as Lender shall determine in its sole discretion. Borrower agrees to pay on demand all expenses (including, without limitation, reasonable attorney's fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Lender in connection with the review, approval and documentation of any Transfer. In no event shall any Transfer otherwise permitted under this Section occur if such Transfer is required to be registered under the Securities Act of 1933, as amended or offered pursuant to Rule 144A under such Act, or registered under any state securities or Blue Sky laws.

	(d)	Notwithstanding any other provision of this Section 7.2 to the contrary, Transfers of partnership interests, membership interests or corporate shares in Borrower or any Person holding an interest in Borrower between or among partners, members or shareholders existing as such on the date hereof, or Transfers of such interests to immediate family members of existing partners, members or shareholders or to trusts for estate planning purposes for the benefit of existing partners, members or shareholders or members of the transferor's immediate family shall be permitted without Lender's consent, provided that in no event shall Borrower and any Person holding an interest in Borrower who is a Single-Purpose Entity cease to be a Single-Purpose Entity and provided no such Transfer results in a change of control of Borrower.

	(e)	Notwithstanding any other provision of this Section to the contrary, any transfers of stock of Excal Enterprises, Inc. ("Excal") shall not result in a change of control and shall not require Lender's consent so long as such transfers are effectuated through public trades over the NASDAQ OTC Bulletin
Board or other such similar stock exchange.


8  - DEFAULT

8.1 	EVENTS OF DEFAULT.  The occurrence of any one or more of the following events shall constitute an "Event of Default":

(a) 	if any portion of the Debt is not paid prior to the tenth
(10th) day after the same is due or if the entire Debt is not paid on or before the Maturity Date;

(b) 	if any of the Taxes or Other Charges is not paid at least five
(5) days prior to the date upon which any fine, penalty, interest or cost for nonpayment is imposed, except to the extent sums sufficient to pay such Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Security Instrument;

(c) 	if the Policies are not kept in full force and effect, or if the Policies are not delivered to Lender upon request;

(d) 	if the Property is subject to actual waste or hazardous
nuisance;

(e) 	if Borrower violates or does not comply with any of the
provisions of Section 4.2 or Articles 7, 10 or 11;

(f) 	if any representation or warranty of Borrower, Indemnitor or any Guarantor, or otherwise contained in any guaranty, certificate, report, financial statement or other instrument or document furnished to Lender in connection with the Loan, shall have been materially false or misleading when made;

(g) 	if (i) Borrower or any general partner of Borrower, or any
Guarantor or Indemnitor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any general partner of Borrower, or any Guarantor or Indemnitor shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower or any general partner of Borrower, or any Guarantor or Indemnitor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against the Borrower or any general partner of Borrower, or any Guarantor or Indemnitor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) Borrower or any general partner of Borrower, or any Guarantor or Indemnitor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
(iii) above; or (v) Borrower or any general partner of Borrower, or any Guarantor or Indemnitor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

(h) 	if Borrower shall be in default under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property whether it be superior or junior in lien to this Security Instrument;

(i) 	if the Property becomes subject to any mechanic's,
materialman's or other lien other than a lien for local real estate taxes and assessments not then due and payable and the lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days, except to the extent being contested in accordance with the provisions of Section 3.4(b) hereof;

(j) 	if any federal tax lien is filed against Borrower, any general partner of Borrower, any Guarantor, any Indemnitor or the Property and same is not discharged of record within thirty (30) days after same is filed;

(k) 	if Borrower fails to cure promptly any violations of Applicable
Laws, except to the extent being contested in accordance with the provisions of Section 3.8(b) hereof;

(l) 	if any condemnation proceeding is instituted which would, in
Lender's reasonable judgment, materially impair the use and enjoyment of the Property for its intended purposes;

(m) 	if Borrower shall fail to reimburse Lender on demand, with
interest calculated at the Default Rate, for all Insurance Premiums, Taxes or Other Charges, together with interest and penalties imposed thereon, paid by Lender pursuant to this Security Instrument;

(n) 	if Borrower shall fail to deliver to Lender, within ten (10)
days following request by Lender, the statements referred to in Section
3.9 in accordance with the terms thereof; or

(o) 	if for more than ten (10) days after notice from Lender,
Borrower, Indemnitor or Guarantor shall continue to be in default under any other term, covenant or condition of the Note, this Security Instrument or any of the other Loan Documents in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after notice from Lender in the case of any other default, provided that if such default cannot reasonably be cured within such thirty (30) day period and Borrower, Indemnitor or Guarantor, as the case may be, shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower, Indemnitor or Guarantor, as the case may be, in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of sixty (60) days.

8.2 	LATE PAYMENT CHARGE.  If any payment required hereunder is not paid prior to the tenth (10th) day after the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid portion of the outstanding monthly installment of principal and interest then due or the maximum amount permitted by applicable law, to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment, and such amount shall be secured by this Security Instrument and the Other Security Documents.

8.3 	DEFAULT INTEREST.  Borrower will pay, from the date of an Event of Default through the earlier of the date upon which the Event of Default is cured or the date upon which the Debt is paid in full, interest on the unpaid principal balance of the Note at a per annum rate equal to the lesser of (a) eighteen percent (18%) and (b) the maximum interest rate which Borrower may by law pay or Lender may charge and collect (the "Default Rate").

8.4 	ADDITIONAL ADMINISTRATIVE FEE.   In addition to the Default Rate
provided for in Section 8.3 above, upon the failure of Borrower, Indemnitor or any Guarantor to deliver any of the reports, statements or other items required to be delivered to Lender as provided in Section 3.9 above upon their due dates, if any such failure shall continue for ten (10) days following notice thereof from Lender, Borrower shall pay to Lender together with the scheduled monthly payments of principal and interest on the Note, for each month or portion thereof that any such report, statement or other item remains undelivered, an administrative fee in the amount of One Thousand Dollars ($1,000) multiplied by the number of such undelivered reports, statements or other items. Borrower agrees that such administrative fee is a fair and reasonable fee necessary to compensate Lender for its additional administrative costs under the circumstances and is not a penalty.


9  - RIGHTS AND REMEDIES

9.1 	REMEDIES.  Upon the occurrence of any Event of Default, Borrower agrees that Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, without limitation, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:

		(a)	declare the entire unpaid Debt to be immediately due and
payable;

		(b)	institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

		(c)	to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this
Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority;

		(d)	sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

		(e)	institute an action, suit or proceeding in equity for the
specific performance of any covenant, condition or agreement contained herein, in the Note or in the other Loan Documents;

		(f)	recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the Other
Security Documents;

		(g)	apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower, any Guarantor, Indemnitor or of any person, firm or other entity liable for the payment of the Debt;

		(h)	subject to any applicable law, the license granted to Borrower under Section 1.2 shall automatically be revoked and Lender may, but without any obligation to do so, enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess
Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto, and Borrower agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Lender deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including, without limitation, the right to make, negotiate, execute, cancel, enforce, extend, renew or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all
Rents of the Property and every part thereof; (v) require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the
Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be in the possession of Borrower or any
Affiliate of Borrower; (vi) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; and
(vii) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges,
Insurance Premiums and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

		(i)	exercise immediately and without demand any and all rights and remedies granted to a secured party upon default under the UCC, including, without limitation, to the extent permitted by applicable law:
 (i) the right to take possession of the UCC Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the UCC Collateral, and (ii)
request Borrower at its expense to assemble the UCC Collateral and make it available to Lender at a convenient place acceptable to Lender.  Any notice of sale, disposition or other intended action by Lender with respect to the UCC Collateral sent to Borrower in accordance with the provisions hereof at least five (5) days prior to such action shall constitute commercially reasonable notice to Borrower.  Any disposition pursuant to the UCC of so much of the Property as may constitute UCC
Collateral shall be considered commercially reasonable if made pursuant to a public sale which is advertised at least twice in a newspaper in which sheriffs' sales are advertised in the county where the Land is located.  The proceeds of any disposition of the UCC Collateral, or any part thereof, may be applied by Lender to the payment of the Obligations in such priority and proportions as Lender in its discretion shall deem proper;

		(j)	apply any sums then deposited in the Reserve Fund and any other sums held in reserve or otherwise by Lender in accordance with the terms of this Security Instrument or any Other Security Document, together with interest thereon, to the payment of the following items in any order in its uncontrolled discretion:

			(i)	Taxes and Other Charges;

			(ii)	Insurance Premiums;

			(iii)	interest on the unpaid principal balance of the Note;

			(iv)	amortization of the unpaid principal balance of the Note;

			(v)	all other sums payable pursuant to any of the  Loan
Documents, including, without limitation, advances made by
Lender pursuant to the terms of this Security Instrument;

		(k)	surrender the Policies maintained pursuant to Article 3 hereof, collect the unearned Insurance Premiums and apply such sums as a credit on the Debt in such priority and proportion as Lender in its discretion shall deem proper, and in connection therewith, Borrower hereby appoints
Lender as agent and attorney-in-fact (which is coupled with an interest and irrevocable) for Borrower to collect such Insurance Premiums;

		(l)	apply the undisbursed balance of any Net Proceeds, together
with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its sole discretion; or

		(m)	pursue such other remedies as Lender may have under applicable law.

In the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority. Notwithstanding the provisions of this Section 9.1 to the contrary, if any Event of Default as described in clause (i) or (ii) of Subsection 8.1(g) shall occur, the entire unpaid Debt shall be automatically due and payable, without any further notice, demand or other action by Lender.

9.2 	APPLICATION OF PROCEEDS.  The proceeds of any disposition of the
Property, or any part thereof, or any other sums collected by Lender pursuant to the Loan Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.

9.3 	RIGHT TO CURE DEFAULTS.  Upon the occurrence of any Event of
Default or if Borrower fails to make any payment or to do any act as herein provided, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys' fees to the extent permitted by law), with interest as provided in this Section 9.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period from that the incurrence of such cost or expense by Lender to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the Other Security Documents and shall be immediately due and payable upon demand by Lender therefor.

9.4 	RECOVERY OF SUMS REQUIRED TO BE PAID.  Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

9.5 	EXAMINATION OF BOOKS AND RECORDS.  Lender, its agents, accountants and attorneys shall have the right to examine and audit the records, books, management and other papers of Borrower or of any Guarantor or Indemnitor which reflect upon their financial condition or which pertain to the income, expenses and operation of the Property, at the Property or at any office regularly maintained by Borrower, or any Guarantor or Indemnitor where the books and records are located at all reasonable times and, except during an emergency or following the occurrence and during the continuance of an Event of Default, upon reasonable advance notice (which may, for such purpose alone, be given orally). Lender and its agents shall have the right to make copies and extracts from the foregoing records and other papers and, at Borrower's expense, the right to prepare any of the statements and reports that Borrower, each Guarantor and each Indemnitor shall be required to deliver hereunder upon any failure to do so. Borrower, each Guarantor and each Indemnitor shall furnish to Lender and its agents convenient facilities for the examination and audit of such books and records.

9.6 	OTHER RIGHTS, ETC.  (a)  The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Borrower shall not be relieved of Borrower's obligations hereunder by reason of (i) the failure of Lender to comply with any request of Borrower, any Guarantor or any Indemnitor to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or
(iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the other Loan Documents.

		(b)	It is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured.  Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any
Property or collateral not in Lender's possession.

		(c)	Lender may resort for the payment of the Debt to any other
security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument. The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

9.7 	RIGHT TO RELEASE ANY PORTION OF THE PROPERTY.  Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

9.8 	VIOLATION OF LAWS.  If the Property is not in compliance with
Applicable Laws, Lender may impose additional requirements upon Borrower in connection therewith including, without limitation, monetary reserves or financial equivalents.

9.9 	RECOURSE AND CHOICE OF REMEDIES.  Notwithstanding any other
provision of this Security Instrument, Lender and other Indemnified Parties (as hereinafter defined) are entitled to enforce the obligations of Borrower, Guarantor and Indemnitor contained in Section 11.2 without first resorting to or exhausting any security or collateral and without first having recourse to the Note or any of the Property, through foreclosure or acceptance of a deed in lieu of foreclosure or otherwise, and in the event Lender commences a foreclosure action against the Property, Lender is entitled to pursue a deficiency judgment with respect to such obligations against Borrower, Guarantor and Indemnitor. The provisions of Section 11.2 are exceptions to any non-recourse or exculpation provisions in the Note, this Security Instrument or the other Loan Documents, and Borrower, Guarantor and Indemnitor are fully and personally liable for the obligations pursuant to Section 11.2.
 The liability of Borrower, Guarantor and Indemnitor are not limited to the original principal amount of the Note. Notwithstanding the foregoing, nothing herein shall inhibit or prevent Lender from foreclosing pursuant to this Security Instrument or exercising any other rights and remedies pursuant to the Note, this Security Instrument and the other Loan Documents, whether simultaneously with foreclosure proceedings or in any other sequence. A separate action or actions may be brought and prosecuted against Borrower, whether or not action is brought against any other Person or whether or not any other Person is joined in the action or actions. In addition, Lender shall have the right but not the obligation to join and participate in, as a party if it so elects, any administrative or judicial proceedings or actions initiated in connection with any matter addressed in Article 10 or Section 11.2.

9.10 	RIGHT OF ENTRY.  Lender and its agents shall have the right to enter and inspect the Property at all reasonable times and, except during an emergency or following the occurrence and during the continuance of an Event of Default, upon reasonable advance notice (which may, for such purpose alone, be given orally).


10  - ENVIRONMENTAL HAZARDS

10.1 	ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants, based upon an environmental assessment of the Property and information that Borrower knows or reasonably should have known, that: (a) there are no Hazardous Substances (as hereinafter defined) or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with all applicable Environmental Laws (as hereinafter defined) and, if required, with permits issued pursuant thereto, and (ii) either fully disclosed to Lender in writing pursuant to the written report(s) resulting from the environmental assessment(s) of the Property delivered to Lender (collectively, the "Environmental Report") or are used by Borrower or tenants of the Property in the ordinary course of their business; (b) there are no past, present or threatened Releases (as hereinafter defined) of Hazardous Substances in, on, under or from the Property except as described in the Environmental Report; (c) there is no threat of any Release of Hazardous Substances migrating to the Property except as described in the Environmental Report; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property except as described in the Environmental Report; (e) Borrower does not know of, and has not received, any written or oral notice or other communication from any Person (including, without limitation, a governmental entity) relating to Hazardous Substances or Remediation (as hereinafter defined) thereof, of possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (f) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to conditions in, on, under or from the Property that is known to Borrower and that is contained in Borrower's files and records, including, without limitation, any reports relating to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property.

		"Environmental Law" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of
Remediation or prevention of Releases of Hazardous Substances or relating to liability for or costs of other actual or threatened danger to human health or the environment.  "Environmental Law" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues:  the Comprehensive
Environmental Response, Compensation and Liability Act; the Emergency Planning
and Community Right-to-Know Act; the Hazardous Substances Transportation Act;
the Resource Conservation and Recovery Act (including, without limitation,
Subtitle I relating to underground storage tanks); the Solid Waste Disposal
Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act;
the Safe Drinking Water Act; the Occupational Safety and Health Act; the
Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and
Rodenticide Act; the Endangered Species Act; the National Environmental Policy
Act; the River and Harbors Appropriation Act and the Residential Lead-Based
Paint Hazard Reduction Act.  "Environmental Law" also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law:
conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the property; requiring notification or disclosure of Releases of Hazardous
Substances or other environmental condition of the Property to any governmental authority or other Person, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Property; and relating to wrongful death, personal injury, or property or other damage in connection with any Hazardous Substances in, on or under the
Property.

		"Hazardous Substances" include but are not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including, without limitation, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, materials containing lead based paint, radon, radioactive materials, flammables and explosives.

		"Release" of any Hazardous Substance includes but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

		"Remediation" includes but is not limited to any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance, any actions to prevent, cure or mitigate any Release of any Hazardous Substance, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to in
Article 10.

10.2 	ENVIRONMENTAL COVENANTS.  Borrower covenants and agrees that:  (a)
all uses and operations on or of the Property, whether by Borrower or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Substances in, on, under or from the Property; (c) there shall be no Hazardous Substances in, on, or under the Property, except those that are both (i) in compliance with all Environmental Laws and, if required, with permits issued pursuant thereto, and (ii) fully disclosed to Lender in writing or are used by Borrower or tenants of the Property in the ordinary course of their business;
(d) Borrower shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other Person (the "Environmental Liens"); (e) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Lender if Lender has reason to suspect that a Release of a Hazardous Substance might have occurred (including, without limitation, sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (f) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender to (i) reasonably effectuate Remediation of any condition (including, without limitation, a Release of a Hazardous Substance) in, on, under or from the Property; (ii) comply with any Environmental Law; (iii) comply with any directive from any governmental authority; and (iv) take any other reasonable action necessary or appropriate for protection of human health or the environment; (g) Borrower shall not do or allow any tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any Person (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property; and (h) Borrower immediately upon becoming aware of the same shall notify Lender in writing of (A) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Property; (B) any non-compliance with any Environmental Laws related in any way to the Property; (C) any actual or potential Environmental Lien; (D) any required or proposed Remediation of environmental conditions relating to the Property; and (E) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including, without limitation, a governmental entity) relating in any way to Hazardous Substances or Remediation thereof, possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Article 10.

10.3 	LENDER'S RIGHTS.  Lender and any other Person designated by
Lender, including, without limitation, any receiver, any representative of a governmental entity, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including, without limitation, conducting any environmental assessment or audit (the scope of which shall be determined in Lender's sole and absolute discretion) and taking samples of soil, groundwater or other water, air or building materials, and conducting other invasive testing. Borrower shall cooperate with and provide access to Lender and any such Person designated by Lender.

10.4 	RELEASE.  	At Lender's election, from time to time, Borrower
shall accept a release from the lien of this Security Instrument of any portion of the Property with respect to which Lender believes in good faith Hazardous Substances have been discovered on, at, in, under, or above and have or are or reasonably likely to have a material adverse effect on the Property, Borrower, Lender or the lien or priority of this Security Instrument, or with respect to which Lender believes in good faith an Environmental Law has been or may have been violated which has or is reasonably likely to have a material adverse effect on the Property, Borrower, Lender or the lien or priority of this Security Instrument. Borrower shall, at Borrower's expense, cause any consents, agreements and instruments to be entered into that may be reasonably required by Lender in connection with such release, including, without limitation, subdivision consents, appropriate surveys, appraisals of the subdivisions, consents of tenants, access agreements, easement agreements, consents of parties to existing agreements and consents of subordinate lienors. Borrower shall pay for any new title insurance policy or endorsement required by Lender in connection with any such release.


11  - INDEMNIFICATION

11.1 	GENERAL INDEMNIFICATION.  Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including, without limitation, attorneys' fees and other costs of defense) (collectively, "Losses") imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) ownership of this Security Instrument, the Property or any interest therein or receipt of any Rents; (b) any amendment to, or restructuring of, the Debt and any of the Loan Documents; (c) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of this Security Instrument or the Note or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Borrower, any Guarantor or Indemnitor and/or any partner, joint venturer, member or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding;
(d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any failure on the part of Borrower to perform or be in compliance with any of the terms of this Security Instrument; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof;
(h) any failure of the Property to be in compliance with any Applicable Laws;
(i) the enforcement by any Indemnified Party of the provisions of this Article 11; (j) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (k) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the Loan evidenced by the Note and secured by this Security Instrument; (l) any misrepresentation made to Lender in this Security Instrument or any other Loan Document; or (m) any tax on the making and/or recording of this Security Instrument, the Note or any of the other Loan Documents. Any amounts payable to Lender by reason of the application of this Section 11.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date the Loss is sustained by Lender until paid. For purposes of this
Article 11, the term "Indemnified Parties" means Lender and any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan, any Person in whose name the encumbrance created by this Security Instrument is or will have been recorded, any Person who may hold or acquire or will have held a full or partial interest in the Loan (including, without limitation, any investor in the Securities (as hereinafter defined) and custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties), as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, without limitation, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Property, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, without limitation, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender's assets and business).

11.2 	ENVIRONMENTAL INDEMNIFICATION.  Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses and costs of Remediation (whether or not performed voluntarily), engineers' fees, environmental consultants' fees, and costs of investigation (including, without limitation, sampling, testing, and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (i) any presence of any Hazardous Substances in, on, above, or under the Property; (ii) any past, present or threatened Release of Hazardous Substances in, on, above, under or from the Property; (iii) any activity by Borrower, any Affiliate of Borrower or any tenant or other user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Substances at any time located in, under, on or above the Property; (iv) any activity by Borrower, any Affiliate of Borrower or any tenant or other user of the Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above the Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including, without limitation, any removal, remedial or corrective action; (v) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including, without limitation, any failure by Borrower, any Affiliate of Borrower or any tenant or other user of the Property to comply with any order of any governmental authority in connection with any Environmental Laws; (vi) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Property; (vii) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in Article 10 and this Section 11.2; (viii) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Property, including, without limitation, costs to investigate and assess such injury, destruction or loss; (ix) any acts of Borrower or other users of the Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Substances at any facility or incineration vessel containing such or similar Hazardous Substances; (x) any acts of Borrower or other users of the Property, in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (xi) any personal injury, wrongful death, or property or other damage arising under any statutory or common law or tort law theory, including, without limitation, damages assessed for a private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Property; and (xii) any material misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to Article 10.

		(b)	Notwithstanding the provisions of Section 11.2(a) or of any
Loan Document to the contrary, Borrower shall have no obligation to indemnify the Indemnified Parties for Losses and costs of Remediation (i) in connection with Hazardous Substances which are initially released or placed on, in or under the Property after the date, if any, upon which Lender (or its designee)
takes title to the Property following the occurrence of an Event of Default, or (ii) which result directly and solely from Lender's willful misconduct or gross negligence.

11.3 	DUTY TO DEFEND; ATTORNEYS' FEES AND OTHER FEES AND EXPENSES.  Upon
written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them at Borrower's expense if such Indemnified Party has reason to believe that its interests are not being adequately represented or diverge from other interests being represented by such counsel (but Borrower shall be obligated to bear the expense of at most only one such separate counsel), and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding. Upon demand, Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith. Nothing contained herein shall prevent an Indemnified Party from employing separate counsel in any such action at any time and participating in the defense thereof at its own expense.

11.4 	SURVIVAL.  Except as expressly set forth in Subsection 11.2(b), the indemnifications made pursuant to Section 11.2 and the representations and warranties, covenants, and other obligations arising under Article 10, shall continue indefinitely in full force and effect and shall survive and in no way be impaired by: any satisfaction or other termination of this Security Instrument, any assignment or other transfer of all or any portion of this Security Instrument or Lender's interest in the Property (but, in such case, shall benefit both Indemnified Parties and any assignee or transferee), any exercise of Lender's rights and remedies pursuant hereto including, without limitation, foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Note or any of the other Loan Documents, any transfer of all or any portion of the Property (whether by Borrower or by Lender following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Security Instrument, the Note or the other Loan Documents, and any act or omission that might otherwise be construed as a release or discharge of Borrower from the obligations pursuant hereto, except for an express release delivered by Lender in writing.


12  - WAIVERS

12.1 	MARSHALLING AND OTHER MATTERS.  Borrower hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by applicable law.

12.2 	WAIVER OF NOTICE.  Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Lender is required by applicable law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Lender to Borrower.

12.3 	WAIVER OF STATUTE OF LIMITATIONS.  To the fullest extent permitted by law, Borrower hereby expressly waives and releases the pleading of any statute of limitations as a defense to payment of the Debt or performance of its other Obligations.


13  - MISCELLANEOUS PROVISIONS

13.1 	DOCUMENT PROTOCOLS.  This Security Instrument is governed by the
Document Protocols set forth on Appendix I annexed hereto and made a part hereof, which are incorporated herein as if fully set forth herein.

13.2 	USURY LAWS.  It is the intention of Borrower and Lender to
conform strictly to the usury and similar laws relating to interest from time to time in force, and all agreements between Lender and Borrower, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid in the aggregate to Lender as interest hereunder or under the other Loan Documents or in any other security agreement given to secure the Debt, or in any other document evidencing, securing or pertaining to the Debt, exceed the maximum permissible under applicable usury or such other laws (the "Maximum Amount"). If from any possible construction of any document, interest would otherwise be payable hereunder or under any other Loan Document in excess of the Maximum Amount, or in the event for any reason whatsoever any payment by or act of Borrower pursuant to the terms or requirements hereof or of any other Loan Document shall result in the payment of interest which would exceed the Maximum Amount, then any such construction shall be subject to the provisions of this Section, and ipso facto such document shall be automatically reformed, without the necessity of the execution of any amendment or new document, so that the obligation of Borrower to pay interest or perform such act or requirement shall be reduced to the limit authorized under the applicable laws, and in no event shall Borrower be obligated to pay any interest, perform any act, or be bound by any requirement which would result in the payment of interest in excess of the Maximum Amount. Any amount received by Lender in excess of the Maximum Amount shall, without further agreement or notice between or by any party hereto, be deemed applied to reduce the principal amount of the Note immediately upon receipt of such moneys by Lender, with the same force and effect as though Borrower had specifically designated such sums to be applied to principal prepayment. The provisions of this Section shall supersede any inconsistent provision of this Security Instrument or any other Loan Document.

13.3 	PERFORMANCE AT BORROWER'S EXPENSE.  Borrower acknowledges and confirms that Lender may impose certain administrative, processing or servicing fees in connection with (a) any extension, renewal, modification, amendment and termination of the Loan, (b) any release or substitution of collateral therefor, (c) obtaining certain consents, waivers and approvals with respect to the Property, (d) the review of any Lease or proposed Lease or the preparation or review of any subordination, non-disturbance agreement,
(e) collecting, holding and disbursing reserves created under the Loan Documents pursuant to this Security Instrument, and (f) inspections required to make certain determinations under the Loan Documents. Borrower further acknowledges and confirms that it shall be responsible for the payment of all costs of reappraisal of the Property or any part thereof, whether required by law, regulation, Lender or any governmental or quasi-governmental authority. Borrower hereby acknowledges and agrees to pay, immediately upon demand, all such fees (as the same may be increased or decreased from time to time),, any additional fees of a similar type or nature which may be imposed by Lender from time to time and, with respect to inspections performed pursuant to subsection (f), all reasonable fees and expenses of Lender.

13.4 	ATTORNEY'S FEES FOR ENFORCEMENT.  Borrower shall pay all reasonable legal fees and disbursements incurred by Lender in connection with the preparation of the Loan Documents, and Borrower shall pay to Lender on demand any and all expenses, including legal expenses and attorneys' fees, incurred or paid by Lender in protecting its interest in the Property, in collecting any amount payable hereunder or in enforcing its rights hereunder with respect to the Property, whether or not any legal proceeding is commenced hereunder or under any other Loan Document, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such expenses are paid by Borrower.

13.5 	TRANSFER OF LOAN.  Lender may, at any time, sell, transfer or assign the Loan, the Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"). Lender may forward to each purchaser, transferee, assignee, servicer, participant or investor in such Securities or any rating agency rating such Securities or any prospective investor, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any Guarantor, any Indemnitors and the Property, as Lender determines necessary or desirable. Borrower, any Guarantor and any Indemnitor agree to cooperate with Lender in connection with any transfer made or any Securities created pursuant to this Section, including, without limitation, the delivery of an estoppel certificate required in accordance with Section 6.3 hereof and such other documents as may be reasonably requested by Lender.

13.6 	SUBROGATION.  If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Borrower's obligations hereunder, under the Note and the other Loan Documents and the performance and discharge of the other Obligations.

13.7 	CERTAIN DEFINED TERMS.  For all purposes of this Security
Instrument, unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein:

(a) 	"Affiliate" shall mean, with respect to any Person, (i) each Person that controls, is controlled by or is under common control with such Person,
(ii) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, any of the Stock of such Person, and (iii) each of such Person's officers, directors, members, joint venturers and partners.

(b) 	"Borrower" shall mean the Person identified as such in this Security
Instrument, any subsequent owner of the Property who succeeds to the obligations of Borrower hereunder, and each of their heirs, executors, legal representatives, successors and assigns.

(c) 	"Business Day" shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.

(d) 	"Control" shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise. For the purpose of this definition, "control" includes the correlative meanings of "controlled by" and "under common control with."

(e) 	"Lender" shall mean the Person identified as such in this Security
Instrument and its successors, assigns and transferees.

(f) 	"Opinion of Counsel" shall mean an opinion or opinions in writing signed by independent legal counsel to Borrower, designated by Borrower, and reasonably satisfactory to Lender.

(g) 	"Person" shall mean any individual, corporation, partnership, joint venture, estate, trust, limited liability company, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

(h) 	"Single-Purpose Entity" shall mean a Person which owns no interest or property other than the Property or interests in Borrower.

(i) 	"Stock" shall mean all shares, options, warrants, general or limited partnership interests, membership interests, participations or other equivalents (regardless of how designated) in a corporation, limited liability company, partnership or any equivalent entity, whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

(j) 	"Transfer" shall mean the conveyance, assignment, sale, transfer, mortgaging, collateral assignment, encumbrance, pledging, alienation, hypothecation, granting of a security interest in, granting of options with respect to, or other disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) all or any portion of any legal or beneficial interest (i) in all or any portion of the Property; and (ii) in Borrower (or any trust of which Borrower is a trustee), or, if Borrower is a limited or general partnership, limited liability company, joint venture, trust, nominee trust, tenancy in common or other unincorporated form of business association or form of ownership interest, in any Person having a direct or indirect legal or beneficial ownership in Borrower, excluding any legal or beneficial interest in any constituent limited partner or member of Borrower but including the interest of such limited partner or member itself and further including any legal or beneficial interest in any constituent general partner of Borrower, if applicable, in any general partner of any constituent general partner of Borrower, or, if Borrower is a limited liability company, in any constituent corporate member of Borrower. The term "Transfer" shall include, without limitation, the following: an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof or any interest therein for a price to be paid in installments; an agreement by Borrower leasing all or a substantial part of the Property to one or more Persons pursuant to a single transaction or related transactions, or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rent; any instrument subjecting the Property to a condominium regime or transferring ownership to a cooperative corporation or other form of multiple ownership or governance; the dissolution or termination of Borrower, any general partner of Borrower, any general partner of any general partner of Borrower, if applicable, or, if Borrower is a limited liability company, any corporate member of Borrower; the issuance of new Stock in any corporation which is Borrower, a member of Borrower (if Borrower is a limited liability company), a partner of Borrower or, if applicable, a partner of a general partner of Borrower; the merger or consolidation with any other Person of Borrower, any general partner of Borrower, any general partner of any general partner of Borrower, if applicable, or, if Borrower is a limited liability company, any corporate member of Borrower; and, if Borrower is a non-member managed limited liability company, any change in the Person appointed as manager of Borrower.

	[THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY]



14  - STATE SPECIFIC PROVISIONS

		[None]

15  - RELEASE PARCEL

15.1 	RELEASE.  (a)  At any time and from time to time after the date of this Security Instrument, Borrower may cause the Release Parcel (as hereinafter defined) to be released from the lien of this Security Instrument, but only upon the satisfaction of all of the following conditions:

(i) Lender shall have received from Borrower at least thirty (30) days prior notice of the date proposed for such release (the "Release Date");

(ii) Lender shall have consented to the subdivision of the Property in order to create a separate tax lot for the Release Parcel, which consent Lender shall not unreasonably withhold or delay;

(iii) Lender shall have consented to the physical boundaries of the Release Parcel, including, without limitation, any buffer zones, and to the access to the property remaining after the release, which consent Lender may withhold in its sole and absolute discretion;

(iv) in the event a reciprocal operating agreement is necessary for the continued operation of the Property in the manner in which the Property is currently operated, Borrower shall have entered into such an agreement with any owner of the Release Parcel, or a portion thereof, and other ancillary agreements in order to effect the terms thereof, including, without limitation, the granting of easements over the Release Parcel, which agreements shall be satisfactory to Lender in its sole and absolute discretion;

(v) no Event of Default shall have occurred and be continuing as of the date of such notice and the Release Date;

(vi) Borrower shall have provided Lender with evidence acceptable to Lender that the Release Parcel has been formally designated as a distinct tax lot separate from the remainder of the Property;

(vii) Borrower, at its sole cost and expense, shall have delivered to Lender one or more endorsements to the mortgagee policy of title insurance delivered to Lender on the date hereof in connection with this Security Instrument insuring that, after giving effect to such release, (A) the lien created hereby and insured under such title policy is a first priority lien on the remainder of the Property subject only to the Permitted Exceptions applicable to the remainder of the Property, and (B) such title policy is in full force and effect and unaffected by such release;

(viii) Borrower, at its sole cost and expense, shall have delivered to Lender a current ALTA/ACSM survey of the remaining Property without the Release Parcel in form and substance acceptable to Lender;

(ix) Borrower shall have delivered or caused to be delivered to Lender evidence satisfactory to Lender from the appropriate governmental authority that the Property remaining after giving effect to the release of the Release Parcel, including the location, existence, use, occupancy and operation thereof, is in compliance with all applicable zoning laws of the jurisdiction in which the Property is situated;

(x) Borrower shall have delivered or caused to be delivered to Lender an opinion of counsel acceptable to Lender stating that all conditions precedent to the release of the Release Parcel contained in this Security Instrument have been complied with; and

(xi) Borrower shall have paid all of Lender's costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, in connection with the release of the Release Parcel.

		The conditions set forth in subparagraphs (ii) through and including
(iv) above requiring Lender's consent, shall be considered distinct and separate, and consent to or waiver of one condition shall not be deemed consent to or waiver of any other condition.

(b)   Upon satisfaction of the other conditions set forth in subparagraph
(a) above for the release of the Release Parcel, the security interests and liens of Lender under this Security Instrument and the other Loan Documents shall be released from the Release Parcel, and Lender will execute and deliver any agreements reasonably requested by Borrower either to release and terminate or to assign, at Borrower's option, the lien of this Security Instrument as to the Release Parcel; provided, however, that such release and termination or assignment shall be without recourse to Lender and made without any representation or warranty. Upon the release and termination or assignment of Lender's security interests and liens under this Security Instrument and the other Loan Documents relating to the Release Parcel, all references in this Security Instrument and the other Loan Documents relating to the Property shall be deemed to refer to the Property excluding the Release Parcel, except as otherwise provided herein with respect to indemnities or except as otherwise provided in any of the other Loan Documents.



	As used herein, the term "Release Parcel" shall mean a portion of the Property as generally described on Exhibit B attached hereto and made a part hereof as may be altered to comport with the terms and conditions of this Article.


		IN WITNESS WHEREOF THIS SECURITY INSTRUMENT has been executed by Borrower as of the day and year first above written.


BORROWER

JACKSONVILLE HOLDINGS, INC.



By:
Name:
Title:




	EXHIBIT A

	Description of Land




	EXHIBIT B

	General Description of Release Parcel



	APPENDIX I

	DOCUMENT PROTOCOLS




	I-57